Exhibit 99.1
Dobson Communications Reports Solid First Quarter 2006 Results
Company Increased Postpaid Sales and Reduced Customer Churn
OKLAHOMA CITY, May 10, 2006 — Dobson Communications Corporation (Nasdaq:DCEL) today reported strong growth in sales of postpaid calling plans and further reductions in postpaid churn for the first quarter ended March 31, 2006.
The Company reported approximately 125,300 total gross subscriber additions for the first quarter of 2006, an increase of 2.7 percent over the 122,000 total gross additions in the first quarter of last year. Postpaid sales were even stronger, with postpaid gross additions growing 9.6 percent to 84,800 in the first quarter of 2006, versus 77,400 in the first quarter of 2005.
Postpaid customer churn continued its recent positive trend, declining to 2.08 percent in the first quarter of 2006, compared with 2.82 percent in the third quarter of 2005 and 2.62 percent in the fourth quarter of 2005. In the first quarter of 2005, postpaid churn was 2.43 percent.
Consequently, Dobson reported that the postpaid segment of its subscriber base remained level in the first quarter of 2006, compared with net reductions of 28,500 postpaid subscribers in the first quarter of 2005 and 28,000 in the fourth quarter of 2005. On a total subscriber basis, the Company reported 2,500 net subscriber additions for the first quarter of 2006, compared with net reductions of 18,800 subscribers in the first quarter of 2005 and 22,500 subscribers in the fourth quarter of 2005.
“Our first quarter results were generated in large part by continued improvements in network performance, increased productivity by our reorganized customer care organization, the implementation of a well-focused marketing plan, and strong sales performance,” said Steve Dussek, president and chief executive officer. “We are pleased with the effort and focus of the entire organization. With strong execution of our growth plan in the first quarter, we made a good start in what we expect to be a very productive year.”
Dobson reported a net loss applicable to common shareholders of $13.3 million, or $0.08 per share, for the first quarter ended March 31, 2006. (See Table 1.) The net loss applicable to common shareholders included an income tax benefit of $5.3 million.
For the first quarter of 2005, Dobson reported a net loss applicable to common shareholders of $25.4 million, or $0.19 per share, which included $7.9 million dividends on mandatorily redeemable preferred stock and an income tax benefit of $9.4 million. Dobson completed the redemption of all of the remaining outstanding shares of its 12-1/4% Senior Exchangeable Preferred Stock and 13% Senior Exchangeable Preferred Stock on March 1, 2006.
Total revenue was $287.6 million for the first quarter of 2006, an increase of 5.8 percent over total revenue of $271.8 million for the same period last year.
Service revenue for the first quarter of 2006 was $216.1 million, compared with $206.1 million for the first quarter of 2005.

Dobson reported $46.76 average revenue per unit (ARPU) for the first quarter of 2006, which included $3.34 in data ARPU and $2.58 of ARPU from ETC (Eligible Telecommunications Carrier) funding. For the first quarter of 2005, the Company reported ARPU of $42.94, including $1.82 of data ARPU and $0.60 in ARPU from ETC funding.
Average MOUs per subscriber per month were 596 in the first quarter of 2006, compared with 494 in the first quarter and 589 in the fourth quarter of 2005.
Dobson reported first quarter 2006 roaming revenue of $54.8 million, compared with $53.4 million for the first quarter of 2005. Roaming results reflected the long-term roaming agreements that Dobson signed with its primary roaming partners in August and October 2005. The agreements reduced the total roaming revenue per minute that Dobson receives when the customers of its roaming partners roam on the Dobson network, in exchange for lower roaming costs per minute when Dobson customers roam off-network.
First quarter 2006 roaming revenue reflected 566 million roaming minutes of use (MOUs) and a roaming yield of 9.7 cents per MOU. This was an increase of 43 percent over the total of 395 million MOUs for the first quarter of 2005, when Dobson’s roaming yield was 13.5 cents.
First quarter 2006 operating expenses were generally in line with the Company’s expectations. General and administrative expense for the first quarter of 2006 was $47.3 million, compared with $44.8 million for the first quarter of 2005 and $52.1 million for the fourth quarter of 2005. Dobson began to implement SFAS 123R in the first quarter of 2006, recognizing $1.8 million in non-cash stock options expense, most of which was classified as G&A expense line.
In contrast, bad debt expense — another component of G&A expense — was $6.3 million in the first quarter of 2006, down from $9.4 million in the third quarter of 2005 and $10.2 million in the fourth quarter of 2005. In the first quarter last year, bad debt expense was $4.4 million. The Company stated on its February 2006 conference call that it expected bad debt expense to decline as the Company continued to reduce customer churn.
Dobson reported EBITDA of $92.5 million for the first quarter of 2006, compared with EBITDA of $90.2 million for the first quarter of 2005. Please see Table 3 for the reconciliation of EBITDA to GAAP measures.
Operating income for the first quarter of 2006 was $43.9 million, an increase of 13.7 percent over operating income of $38.6 million for the first quarter of 2005.
The Company had 1,545,900 subscribers as of March 31, 2006, with approximately 75 percent on GSM calling plans.
During the first quarter of 2006, 64,800 of the Company’s TDMA customers migrated to GSM calling plans, compared with 84,200 in the fourth quarter and 101,400 in the third quarter of 2005. However, as the quarterly number of TDMA migrations has declined, Dobson noted that an increasing number of its GSM customers have been upgrading to new GSM handsets as they approach the end of their original two-year service agreements.
Capital expenditures were $31.3 million in the first quarter of 2006, of which $20.3 million was spent by Dobson Cellular Systems and $11.0 million by American Cellular Corporation. In total, the Company built 54 cell sites during the first quarter of 2006, bringing its total cell sites to 2,606 at March 31, 2006.

At March 31, 2006, Dobson’s balance sheet included $179.5 million in unrestricted cash and cash equivalents; $4.4 million in restricted investments; $2.5 billion in long-term debt; and $135.7 million in preferred stock. (See Table 2.)
Outlook for 2006
On April 4, 2006, Dobson noted in a press release that postpaid customer churn for the first quarter of 2006 improved more rapidly than projected. Consequently, the Company now expects to exceed the high end of its guidance of 20,000 net subscriber additions for all of 2006. Dobson today again confirmed without further update its other 2006 guidance, as reported in its fourth quarter earnings release dated February 22, 2006.
First Quarter 2006 Conference Call
On Thursday, May 11, 2006, Dobson plans to conduct its first quarter earnings conference call beginning at 9:00 a.m. CT (10:00 a.m. ET). Along with first quarter results, Dobson may comment on recent operating trends and its outlook for 2006 as a whole. Investors will be able to listen by phone or via web-cast on Dobson’s web site at www.dobson.net. Those interested may access the call by dialing:
Conference call (877) 704-5378
International (913) 312-1292
Pass code 1486897
A replay of the call will be available later in the day via Dobson’s web site or by phone.
Replay (888) 203-1112
Pass code 1486897
The replay will be available by phone for two weeks. For further analysis of quarterly results, please see the Company’s quarterly report on Form 10-Q, which Dobson filed today.
Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information, please visit its web site at www.dobson.net.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition or other factors that might inhibit the growth of its subscriber base; shortages of key network equipment and/or handsets; restrictions on the Company’s ability to finance its growth; increased operating costs; changes in the Company’s roaming agreements that could affect revenue and/or earnings expectations; technology changes; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Table 1
Dobson Communications Corporation
Statements of Operations

	Three Months Ended
	March 31,
	2006	2005
	($ in thousands except
	per share data)
	(unaudited)
Operating Revenue
Service revenue	$216,095	$206,082
Roaming revenue	54,780	53,430
Equipment and other revenue	16,724	12,246

Total	287,599	271,758

Operating Expenses (excluding depreciation & amortization) Cost of service (exclusive of depreciation & amortization shown separately below)	76,073	72,299
Cost of equipment	32,570	30,366
Marketing and selling	39,123	34,094
General and administrative	47,325	44,811

Total	195,091	181,570

EBITDA (a)	92,508	90,188
Depreciation and amortization	(50,275)	(51,570)
Gain on disposition of operating assets	1,664	—

Operating income	43,897	38,618
Interest expense	(57,407)	(60,742)
Loss on redemption of mandatorily redeemable preferred stock	(1,445)	—
Dividends on mandatorily redeemable preferred stock	(709)	(7,931)
Other income (expense), net	1,842	(766)
Minority interests in income of subsidiaries	(2,364)	(1,830)

Loss before income taxes	(16,186)	(32,651)
Income tax benefit	5,289	9,394

Net loss	(10,897)	(23,257)
Dividends on preferred stock	(2,375)	(2,145)

Net loss applicable to common stockholders	$(13,272)	$(25,402)

Basic and diluted net loss applicable to common stockholders per common share	$(0.08)	$(0.19)

Basic and diluted weighted average common shares outstanding	169,394,088	133,884,962

(a)	EBITDA is defined as loss from continuing operations before depreciation and amortization, gain on disposition of operating assets, interest expense, loss on redemption of mandatorily redeemable preferred stock, dividends on mandatorily redeemable preferred stock, other income (expense), net, minority interests in income of subsidiaries and income tax benefit. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital intensive industry such as wireless communications. You should not construe EBITDA as an alternative to net loss as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

Table 2
Dobson Communications Corporation
Selected Balance Sheet and Statistical Data
Balance Sheet Data:

	March 31, 2006	December 31, 2005
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (a)	$179.5	$196.5
Restricted investments	$4.4	$4.5
Debt:
DCC Senior Floating Rate Notes	$150.0	$150.0
DCC Senior Convertible Debentures	160.0	160.0
DCS 8.375% Senior Notes	250.0	250.0
DCS 9.875% Senior Notes	325.0	325.0
DCS Floating Rate Senior Notes	250.0	250.0
DCC 8.875% Senior Notes	419.7	419.7
ACC 9.5% Senior Notes, net	15.0	14.8
ACC 10.0% Senior Notes	900.0	900.0

Total debt	$2,469.7	$2,469.5

Preferred Stock:
Senior Exchangeable Preferred Stock, 12.25%, net (b)	—	5.1
Senior Exchangeable Preferred Stock, 13.00%, net (c)	—	27.7
Series F Preferred Stock	135.7	135.7

Total preferred stock	$135.7	$168.5

	Three Months Ended March 31,
	2006	2005
	($ in millions)	($ in millions)
Capital Expenditures:	$31.3	$32.6

(a)	Includes $58.3 million and $76.6 million of cash and cash equivalents from American Cellular at March 31, 2006 and December 31, 2005, respectively.

(b)	Net of discount of $(0.1) million at December 31, 2005.

(c)	Net of deferred financing costs of $(0.1) million at December 31, 2005.

Table 3
Dobson Communications Corporation

	For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$216,095	$215,008	$221,311	$215,984	$206,082
Roaming revenue	54,780	63,398	80,430	61,149	53,430
Equipment and other revenue	16,724	15,813	14,078	20,533	12,246

Total	287,599	294,219	315,819	297,666	271,758

Operating Expenses (excluding depreciation and amortization)
Cost of service	76,073	77,380	77,950	68,965	72,299
Cost of equipment	32,570	33,334	32,156	34,255	30,366
Marketing and selling	39,123	35,769	35,535	35,855	34,094
General and administrative	47,325	52,052	50,725	49,308	44,811

Total	195,091	198,535	196,366	188,383	181,570

EBITDA (a)(b)	$92,508	$95,684	$119,453	$109,283	$90,188

Pops	11,854,000	11,854,000	11,854,000	11,757,400	11,757,400

Post-paid
Gross Adds	84,800	80,400	84,800	87,600	77,400
Net Adds	—	(28,000)	(34,500)	(9,000)	(28,500)
Subscribers	1,364,700	1,364,700	1,392,700	1,426,600	1,435,600
Churn	2.1%	2.6%	2.8%	2.3%	2.4%
Pre-paid
Gross Adds	22,000	19,000	21,600	20,700	19,200
Net Adds	6,300	300	3,300	5,300	3,900
Subscribers	65,400	59,100	58,800	55,500	50,200
Reseller
Gross Adds	18,500	23,200	25,000	23,200	25,400
Net Adds	(3,800)	5,200	7,100	2,600	5,800
Subscribers	115,800	119,600	114,400	107,300	104,700
Total
Gross Adds	125,300	122,600	131,400	131,500	122,000
Net Adds	2,500	(22,500)	(24,100)	(1,100)	(18,800)
Subscribers	1,545,900	1,543,400	1,565,900	1,589,400	1,590,500
ARPU	$46.76	$46.10	$46.77	$45.28	$42.94
Penetration	13.0%	13.0%	13.2%	13.5%	13.5%

(a)	Includes $2.6 million, $3.3 million, $2.7 million, $3.1 million, and $2.3 million of EBITDA for the quarters ended March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005, and March 31, 2005, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to loss from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

	For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	($ in thousands except per subscriber data)
	(unaudited)
Loss from continuing operations	$(10,897)	$(24,893)	$(63,431)	$(10,029)	$(23,257)
Add back non-EBITDA items included in loss from continuing operations:
Depreciation and amortization	(50,275)	(51,383)	(49,102)	(50,340)	(51,570)
Gain on disposition of operating assets	1,664	1,483	1,432	939	—
Interest expense	(57,407)	(58,545)	(62,457)	(61,258)	(60,742)
Loss on redemption and repurchases of mandatorily redeemable preferred stock	(1,445)	(4,457)	(66,383)	—	—
Dividends on mandatorily redeemable preferred stock	(709)	(1,161)	(5,464)	(7,996)	(7,931)
Other income (expense), net	1,842	1,966	2,633	744	(766)
Loss from extinguishment of debt	—	(21,698)	—	—	—
Minority interests in income of subsidiaries	(2,364)	(2,932)	(2,347)	(2,646)	(1,830)
Income tax benefit (expense)	5,289	16,150	(1,196)	1,245	9,394

EBITDA	$92,508	$95,684	$119,453	$109,283	$90,188

Table 4
Dobson Cellular Systems

	For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$128,622	$125,069	$128,599	$125,134	$119,524
Roaming revenue	31,797	38,532	45,771	34,985	30,911
Equipment and other revenue	14,478	13,271	12,295	17,606	10,250

Total	174,897	176,872	186,665	177,725	160,685

Operating Expenses (excluding depreciation and amortization)
Cost of service	48,206	48,312	48,376	43,374	43,978
Cost of equipment	20,356	20,102	18,708	21,486	18,708
Marketing and selling	23,083	20,770	20,531	20,961	19,721
General and administrative	27,739	30,684	30,137	27,838	25,279

Total	119,384	119,868	117,752	113,659	107,686

EBITDA (a)(b)	$55,513	$57,004	$68,913	$64,066	$52,999

Pops	6,687,500	6,687,500	6,687,500	6,687,500	6,687,500
Post-paid
Gross Adds	51,900	48,400	50,800	52,500	45,700
Net Adds	3,300	(13,000)	(15,700)	(900)	(12,900)
Subscribers	773,800	770,500	783,500	799,200	800,100
Churn	2.1%	2.6%	2.8%	2.2%	2.4%
Pre-paid
Gross Adds	13,900	13,000	14,600	14,200	13,300
Net Adds	3,000	—	1,700	3,300	2,000
Subscribers	42,900	39,900	39,900	38,200	34,900
Reseller
Gross Adds	11,200	11,100	11,400	11,100	11,500
Net Adds	700	3,000	3,800	1,100	2,000
Subscribers	64,000	63,300	60,300	56,500	55,400
Total
Gross Adds	77,000	72,500	76,800	77,800	70,500
Net Adds	7,000	(10,000)	(10,200)	3,500	(8,900)
Subscribers	880,700	873,700	883,700	893,900	890,400
ARPU	$49.01	$47.44	$48.23	$46.75	$44.52
Penetration	13.2%	13.1%	13.2%	13.4%	13.3%

(a)	Includes $2.6 million, $3.3 million, $2.7 million, $3.1 million and $2.3 million of EBITDA for the quarters ended March 31, 2006 December 31, 2005, September 30,2005, June 30, 2005 and March 31, 2005, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to (loss) income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

	For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	($ in thousands except per subscriber data)
	(unaudited)
(Loss) income from continuing operations	$(7,035)	$(7,625)	$3,900	$(2,478)	$(8,956)
Add back non- EBITDA items included in (loss) income from continuing operations:
Depreciation and amortization	(28,778)	(28,874)	(28,744)	(29,179)	(30,315)
Gain on disposition of operating assets	915	802	783	—	—
Interest expense	(38,434)	(38,559)	(38,198)	(37,433)	(37,025)
Other income, net	1,840	1,408	2,132	1,195	1,726
Minority interests in income of subsidiaries	(2,364)	(2,932)	(2,347)	(2,646)	(1,830)
Income tax benefit	4,273	3,526	1,361	1,519	5,489

EBITDA	$55,513	$57,004	$68,913	$64,066	$52,999

Table 5
American Cellular Corporation

	For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$87,473	$89,939	$92,712	$90,850	$86,558
Roaming revenue	22,983	24,866	34,659	26,164	22,519
Equipment and other revenue	5,848	5,554	4,794	5,939	5,008

Total	116,304	120,359	132,165	122,953	114,085

Operating Expenses
(excluding depreciation and amortization) Cost of service	29,723	30,366	30,872	26,890	29,619
Cost of equipment	12,214	13,232	13,448	12,769	11,658
Marketing and selling	16,276	14,999	15,004	14,894	14,373
General and administrative	21,327	23,077	22,296	23,178	21,241

Total	79,540	81,674	81,620	77,731	76,891

EBITDA (a)	$36,764	$38,685	$50,545	$45,222	$37,194

Pops	5,166,500	5,166,500	5,166,500	5,069,900	5,069,900

Post-paid
Gross Adds	32,900	32,000	34,000	35,100	31,700
Net Adds	(3,300)	(15,000)	(18,800)	(8,100)	(15,600)
Subscribers	590,900	594,200	609,200	627,400	635,500
Churn	2.0%	2.6%	2.8%	2.3%	2.5%

Pre-paid
Gross Adds	8,100	6,000	7,000	6,500	5,900
Net Adds	3,300	300	1,600	2,000	1,900
Subscribers	22,500	19,200	18,900	17,300	15,300

Reseller
Gross Adds	7,300	12,100	13,600	12,100	13,900
Net Adds	(4,500)	2,200	3,300	1,500	3,800
Subscribers	51,800	56,300	54,100	50,800	49,300

Total
Gross Adds	48,300	50,100	54,600	53,700	51,500
Net Adds	(4,500)	(12,500)	(13,900)	(4,600)	(9,900)
Subscribers	665,200	669,700	682,200	695,500	700,100
ARPU	$43.80	$44.35	$44.88	$43.40	$40.92
Penetration	12.9%	13.0%	13.2%	13.7%	13.8%

(a)	A reconciliation of EBITDA to net (loss) income as determined in accordance with generally accepted accounting principles is as follows:

Net (loss) income	$(4,969)	$(4,434)	$4,555	$481	$(5,268)
Add back non- EBITDA items included in net (loss) income:
Depreciation and amortization	(21,454)	(22,509)	(20,358)	(21,161)	(21,255)
Gain on disposition of operating assets	749	681	649	939	—
Interest expense	(23,785)	(23,782)	(23,782)	(23,778)	(23,784)
Other expense, net	(258)	(227)	(400)	(446)	(652)
Income tax benefit (expense)	3,015	2,718	(2,099)	(295)	3,229

EBITDA	$36,764	$38,685	$50,545	$45,222	$37,194

CONTACT:	Dobson Communications Corporation
J. Warren Henry
(405) 529-8820